                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement        [    ]  Confidential, For use of the
[ X ]  Definitive Proxy Statement                 Commission Only (as permitted
[   ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[   ]  Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                         COMMERCIAL FEDERAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ]  $125 per Exchange Rules 0-11(c)(1)(iii), 14a-6(i)(1), 14a-6(i)(2) or Item
       22(a)(2) of Schedule 14A.
[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5.   Total Fee Paid:

          ----------------------------------------------------------------------

[ X ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------

     3    Filing Party:

          ----------------------------------------------

     4.   Date Filed:

          ----------------------------------------------

                  [COMMERCIAL FEDERAL CORPORATION LETTERHEAD]

                                                           October 6, 1995

                                ANNUAL MEETING
                               NOVEMBER 21, 1995

Dear Fellow Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Commercial Federal Corporation (the "Corporation") to be held on Tuesday, November 21, 1995, at 10:00 a.m. at the Holiday Inn Central Convention Centre, "Holiday C" Meeting Room, 3321 South 72nd Street, Omaha, Nebraska. Your Board of Directors and Management look forward to greeting personally those stockholders able to attend.

  At this meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, stockholders will be asked to consider and act upon (i) the election of three directors for a three-year term (the Board having nominated William A. Fitzgerald, Sharon G. Marvin and Michael T. O'Neil); (ii) a proposal of the Corporation's Board of Directors relating to the Board's active and ongoing evaluation of the Corporation's strategic alternatives; and
(iii) a stockholder proposal. During the meeting, we will also report on the operations of the Corporation and its principal subsidiary, Commercial Federal Bank, a Federal Savings Bank. Directors and officers of the Corporation will be present to respond to any questions you may have.

  Your vote is important, regardless of the number of shares you own. We urge you to sign, date and mail the enclosed proxy as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

  On behalf of your Board of Directors, thank you for your continued support.

                                  Sincerely,

  William A. Fitzgerald
                                                  James A. Laphen
  Chairman of the Board and  Chief Executive Officer

                                                  President and          Chief
                                          Operating Officer

                        COMMERCIAL FEDERAL CORPORATION
                            2120 SOUTH 72ND STREET
                             OMAHA, NEBRASKA 68124
                                (402) 554-9200

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 21, 1995

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Commercial Federal Corporation (the "Corporation") will be held at the Holiday Inn Central Convention Centre, "Holiday C" Meeting Room, 3321 South 72nd Street, Omaha, Nebraska, on Tuesday, November 21, 1995, at 10:00 a.m.

  A Proxy Card and a Proxy Statement for the Meeting are enclosed.

  The Meeting is for the purpose of considering and acting upon:

    1. The election of three directors of the Corporation;

    2. A proposal of the Board of Directors relating to the Board's active and ongoing evaluation of the Corporation's strategic alternatives;

    3. A stockholder proposal as described in the accompanying proxy statement, if properly presented at the Meeting; and

    4. Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

  NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

  Any action may be taken on the foregoing matters at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment or postponement, the Meeting may be adjourned or postponed. Pursuant to the Bylaws of the Corporation, the Board of Directors has fixed the close of business on October 10, 1995, as the record date for determination of the stockholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

  You are requested to sign and date the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                   Gary L. Matter
                                                      Secretary

Omaha, Nebraska

October 6, 1995

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED WHITE PROXY CARD. STOCKHOLDERS WITH QUESTIONS OR REQUIRING ASSISTANCE MAY CALL D.F. KING & CO., INC., WHICH IS ASSISTING YOUR CORPORATION, TOLL-FREE AT (800) 714-3310.

                                PROXY STATEMENT
                                      OF
                        COMMERCIAL FEDERAL CORPORATION
                            2120 SOUTH 72ND STREET
                             OMAHA, NEBRASKA 68124
                                (402) 554-9200

                        ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 21, 1995

                                    GENERAL

  This Proxy Statement and the enclosed White Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of Commercial Federal Corporation (the "Corporation"), to be used at the Annual Meeting of Stockholders of the Corporation and at any adjournments or postponements thereof (the "Meeting") which will be held at the Holiday Inn Central Convention Centre, "Holiday C" Meeting Room, 3321 South 72nd Street, Omaha, Nebraska, on Tuesday, November 21, 1995, at 10:00 a.m. The accompanying Notice of Annual of Meeting, this Proxy Statement and the White Proxy Card are being first mailed to stockholders on or about October 7, 1995.

                      VOTING AND REVOCABILITY OF PROXIES

  The close of business on October 10, 1995, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. As of October 3, 1995, the Corporation had outstanding 14,288,705 shares of common stock, par value $.01 per share ("Common Stock"), including shares issued in connection with the Corporation's acquisition of Railroad Financial Corporation. (All share ownership information presented in this Proxy Statement assumes that the maximum number of fractional shares that could be issued in connection with such acquisition will in fact be issued.) Holders of Common Stock are entitled to one vote per share for the election of directors, subject to the right to cumulate votes as described below, and upon all matters on which stockholders are entitled to vote.

  Proxies solicited by the Board of Directors of the Corporation which are properly executed and returned to the Corporation will be voted at the Meeting, and any adjournments or postponements thereof, in accordance with the directions given thereon. Executed proxies on which no directions are indicated will be voted FOR Proposal 1 (the election of the Corporation's nominees as directors) and Proposal 2 and AGAINST Proposal 3. If any other matters are properly brought before the Meeting, the proxies solicited by the Board of Directors will be voted on such matters as determined by a majority of the Board. Other than the election of three directors to the Board of Directors and the consideration of Proposals 2 and 3, the Board of Directors is not currently aware of any other matters to be brought before the Meeting.

  The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum thereat. If a quorum is not present or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. Assuming a quorum is present, under Nebraska law directors shall be elected by a plurality of votes cast by stockholders at the Meeting (abstention and broker non-votes not being considered in determining the outcome of the election). All other action to be taken at the Meeting requires the affirmative vote of a majority of the shares represented and entitled to vote at the Meeting (accordingly, abstentions will have the same effect as votes cast against any such action and broker non-votes will not affect the outcome of any such action).

  Pursuant to the Bylaws of the Corporation and Nebraska law, every stockholder entitled to vote for the election of directors has the right to vote the number of shares owned thereby for as many persons as there are directors to be elected, or to cumulate votes by multiplying the number of shares held by such stockholder by the number of directors to be elected and to cast such votes for one director or distribute them among any number of candidates. Unless otherwise indicated by the stockholder, a vote FOR the Board of Directors' nominees on the accompanying White Proxy Card will give the proxies named therein discretionary authority to cumulate all votes to which the stockholder is entitled and to allocate such votes in favor of one or more of the Board's nominees, as the proxies may determine. Additionally, executed proxies will confer discretionary authority on the proxies named therein to vote with respect to the election of any person recommended by the Board of Directors as a director where the nominee is unable to serve or for good cause will not serve (an event not now anticipated).

  Execution of a White Proxy Card will not affect your right to attend the Meeting and to vote in person. A stockholder executing a proxy (including a proxy solicited other than by the Board of Directors) may revoke such proxy at any time before it is voted by (i) filing a written notice of revocation with the Secretary of the Corporation at the address provided above, (ii) filing a duly executed proxy bearing a later date, or (iii) attending and voting in person at the Meeting. Attendance at the Meeting without voting thereat will not revoke a proxy previously executed and duly submitted by you.

                            PRINCIPAL STOCKHOLDERS

  Persons and groups owning in excess of 5.0% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. Based upon such reports, and certain other available information, the following table sets forth, as of October 3, 1995, certain information as to the Common Stock beneficially owned (i) by those persons who owned more than 5.0% of the outstanding shares of Common Stock,
(ii) by each of the executive officers listed in the Summary Compensation Table on page 10, and (iii) by all executive officers and directors of the Corporation as a group. Management knows of no persons, other than those shown below, who owned more than 5.0% of the Corporation's outstanding shares of Common Stock at October 3, 1995.

                                                    AMOUNT AND     PERCENT OF
                                                    NATURE OF      SHARES OF
                                                    BENEFICIAL    COMMON STOCK
                 BENEFICIAL OWNER                  OWNERSHIP(1)   OUTSTANDING
                 ----------------                  ------------   ------------
CAI Corporation...................................  1,250,100(2)      8.61%(2)
 Robin R. Glackin
 Steven M. Ellis
 Byron A. Lax
12770 Coit Road
Suite 902
Dallas, Texas 75251
FMR Corp. ........................................    946,100         6.52
82 Devonshire Street
Boston, Massachusetts 02109
William A. Fitzgerald.............................    280,880(3)      1.93
James A. Laphen...................................     74,512(3)      0.51
Gary L. Matter....................................     17,269(3)      0.12
Terry A. Taggart..................................     25,764(3)      0.18
Gary D. White.....................................     33,433(3)      0.23
All Executive Officers and Directors as a Group
 (24 persons).....................................    754,193(3)      5.19%

--------
(1) As to ownership of shares by executive officers and directors, includes certain shares of Common Stock owned by businesses in which the director or executive officer is an officer or major stockholder, or by spouses or as a custodian or trustee for minor children, over which shares the named individual or all executive officers and directors as a group effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(2) The respective interests of Messrs. Glackin, Ellis and Lax are held through CAI Corporation, of which Mr. Glackin is president and one-third owner, and Messrs. Ellis and Lax are each one-third owners.
(3) Includes 192,298, 30,370, 4,769, 19,390, 19,344 and 347,386 shares, respectively, which Messrs. Fitzgerald, Laphen, Matter, Taggart and White and all executive officers and directors as a group have the right to purchase pursuant to the exercise of stock options, as well as stock held in retirement accounts or funds for the benefit of the named individuals or group.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  The Corporation's Board of Directors is composed of nine members. The Corporation's Articles of Incorporation provide that directors are to be elected for terms of three years, one-third of whom are to be elected annually. Three directors will be elected at the Meeting to serve for a three-year period or until their respective successors have been elected and qualified. The Corporation's Board of Directors has nominated to serve as directors William A. Fitzgerald, Sharon G. Marvin and Michael T. O'Neil, all of whom are currently members of the Board.

  If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

  The Board of Directors intends to vote all of the shares for which it is given proxies, to the extent permitted thereunder, FOR the election of the Board's nominees and intends to cumulate votes so as to maximize the number of such nominees elected to serve as directors of the Corporation.

  The following table sets forth the names of the Board's nominees for election as directors and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age, the year he or she became a director, the expiration of his or her term as a director, and the number and percentage of shares of Common Stock beneficially owned at October 3, 1995. At present, each director of the Corporation is also a member of the Board of Directors of the Corporation's wholly owned subsidiary, Commercial Federal Bank, a Federal Savings Bank (the "Bank"). THE BOARD OF DIRECTORS OF THE BANK IS ELECTED BY THE CORPORATION AS THE SOLE STOCKHOLDER OF THE BANK. THE SELECTION OF NOMINEES FOR THE ELECTION OF DIRECTORS OF THE BANK IS WITHIN THE DISCRETION OF THE BOARD OF DIRECTORS AND DIRECTOR NOMINEES FOR THE BANK ARE SELECTED BY A MAJORITY VOTE OF THE BOARD OF DIRECTORS. AT PRESENT, NO FORMAL ACTION HAS BEEN TAKEN BY THE BOARD OF DIRECTORS CONCERNING WHETHER ANY REPRESENTATIVE OF CAI WHO MIGHT BE ELECTED TO THE BOARD OF DIRECTORS (AS DISCUSSED BELOW UNDER "CAI SOLICITATION") WOULD BE ASKED TO SERVE AS A DIRECTOR OF THE BANK.

                                                                     SHARES OF
                                                                    COMMON STOCK
                                         YEAR FIRST                 BENEFICIALLY
                             AGE AT      ELECTED AS CURRENT TERM      OWNED AT      PERCENT
          NAME           OCTOBER 3, 1995  DIRECTOR   TO EXPIRE   OCTOBER 3, 1995(1) OF CLASS
          ----           --------------- ---------- ------------ ------------------ --------
                         BOARD NOMINEES FOR TERMS TO EXPIRE IN 1998
William A. Fitzgerald...        57          1984        1995          280,880(2)      1.93%
Sharon G. Marvin........        58          1984        1995           16,392(2)      0.11%
Michael T. O'Neil.......        59          1984        1995           13,912         0.10%
                               DIRECTORS CONTINUING IN OFFICE
Robert F. Krohn.........        62          1984        1996           84,312         0.58%
Charles M. Lillis.......        53          1988        1996            4,487(2)      0.03%
Robert S. Milligan......        50          1987        1996            5,303(2)      0.04%
Talton K. Anderson......        58          1991        1997           17,590         0.12%
Carl G. Mammel..........        62          1991        1997           52,090         0.36%
James P. O'Donnell......        47          1991        1997            2,817         0.02%

--------
(1) Includes certain shares of Common Stock owned by businesses in which the director is an officer or major stockholder or by a spouse, or as a custodian or trustee for minor children, over which shares the named individual effectively exercises sole or shared voting and investment power, unless otherwise indicated. Also includes shares held in retirement accounts or funds for the benefit of the named individuals.
(2) Includes 117,839, 3,000, 1,500 and 3,000 shares which may be purchased pursuant to the exercise of stock options by directors Fitzgerald, Marvin, Lillis and Milligan, respectively.

  The principal occupation of each director of the Corporation for the last five years is set forth below.

  WILLIAM A. FITZGERALD--Chairman of the Board and Chief Executive Officer of the Corporation and Bank. Mr. Fitzgerald joined the Bank in 1955. He was named Vice President in 1968, Executive Vice President in 1973, President in 1974, Chief Executive Officer in 1983 and Chairman of the Board in 1994. Mr. Fitzgerald is well known in the banking community for his participation in numerous industry organizations, including: the Federal Home Loan Bank Board, the Nebraska League of Savings Institutions and the board of America's Community Bankers. He is actively involved civically in the Greater Omaha community serving in leadership roles with major civic, philanthropic and educational organizations. Mr. Fitzgerald joined Commercial Federal's Board of Directors in 1973. Committee memberships: Executive (1990-present); Finance (1992-present); Executive Personnel (1985-1987); Stock Option (1984-1985); Personnel (1982-1984).

  TALTON (TAL) K. ANDERSON--Owner and President of three automobile dealerships in Omaha, Nebraska, as well as one in Lincoln, Nebraska. Mr. Anderson is also the President of a Nebraska-based automobile leasing company and a reinsurance company. Mr. Anderson has been a shareholder of Baxter Chrysler Plymouth since 1960 and became sole owner in 1984. In 1988, he acquired Southroads Toyota and has been owner of Lexus of Omaha since 1990. In 1993 he bought Lincoln Dodge of Lincoln, Nebraska. Mr. Anderson incorporated Protection Life, a reinsurance company, in 1974. Mr. Anderson also serves on the Board of Trustees for Boys Town and is actively involved with the University of Nebraska at Omaha Alumni Board and the University of Nebraska College of Business Administration Advisory Board. Mr. Anderson joined Commercial Federal's Board of Directors in November 1991. Committee memberships: Audit (1992-present); Compensation and Stock Option (1993-present).

  ROBERT F. KROHN--President of Krohn Corporation, a management and strategic planning firm based in Omaha, Nebraska. Mr. Krohn served as Chairman of the Board of Directors for Commercial Federal Corporation from 1990 through 1994. He is the former President and Chief Executive Officer of HDR, Inc., an international architecture, planning and engineering firm. In addition to Commercial Federal's Board of Directors, Mr. Krohn serves on the boards of Ameritas Financial Services, Inc., Streck Laboratories, PSI Group, Inc., Shadow Ridge Management Company, Midwest Research Institute and Immanuel Health Care Systems. He is active in community and state activities. Mr. Krohn has served on Commercial Federal's Board of Directors since January 1984. Committee memberships: Executive Committee (1990-present); Finance (1991-present); Compensation and Stock Option (1995-present); Executive Personnel (1986 & 1990); Stock Option (1985 & 1990-1992); Personnel (1985).

  CHARLES M. LILLIS--President and Chief Executive Officer of U S WEST Media Group, the international, cellular, directory publishing and cable television units of US WEST, Inc. Mr. Lillis currently serves in advisory capacities at the University of Colorado, the University of Oregon and the Wharton Business School. He has served on Commercial Federal's Board of Directors since June 1988 and serves on SuperValu's Board. Committee memberships: Finance (1992-present); Audit (1991); Executive Personnel (1989); Compensation and Stock Option (1988-1990).

  CARL G. MAMMEL--Chairman of the Board of Mammel & Associates, a consulting firm providing services in executive benefits, employee benefits planning and wealth transfer planning. Mr. Mammel is considered one of the nation's top experts in the field of employee benefit planning and executive benefits. He is also a managing partner and Executive Vice President of M Financial Corporation, a network of financial service firms throughout the United States. Mr. Mammel is also a member of the boards of M Life, M Financial Management Partnership, The Salvation Army, Childrens Hospital and Epsen Hillmer Graphics Co. He is also President of the Omaha Community Foundation. Mr. Mammel joined Commercial Federal's Board of Directors in November 1991. Committee memberships: Finance (1992-present); Compensation and Stock Option (1993-present).

  SHARON G. MARVIN--Nebraska civic leader and real estate consultant. Ms. Marvin was the top team producer for her real estate firm, selling more than $10.5 million of real estate during the past year. During the past seven years, she has served in numerous leadership positions in the real estate industry. Ms. Marvin was recently appointed to the National Board of Directors for United Way of America. Additionally, she is co-chairman of the United Way Regional Council representing ten states and a governing member of United Way of America Audit Committee. She is a board member of numerous organizations, including: the University of

Nebraska Foundation, the University of Nebraska Council on Economic Education and the Nebraska Supreme Court Judicial Selection Committee. Ms. Marvin joined Commercial Federal's Board of Directors in May 1980. Committee memberships:
Audit (1990-present); Executive Personnel (1986-1989); Stock Option (1986-
1989); Personnel (1985).

  ROBERT S. MILLIGAN--Chairman of the Board and Chief Executive Officer of MI Industries, a protein processing company headquartered in Lincoln, Nebraska, which produces products for pharmaceutical, biological and research markets throughout the world. Mr. Milligan trained as an attorney specializing in corporate law and taxation, has held positions with the U.S. Department of Justice, the U.S. Office of Trade, the Environmental Protection Agency and the U.S. Department of Commerce. His civic board memberships also include: Bryan Memorial Hospital, Nebraska Wesleyan University, Boy Scouts and Nebraska Council on Economic Education. Mr. Milligan joined Commercial Federal's Board of Directors in June 1987. Committee memberships: Audit (1990-present); Executive Committee (1992-present).

  JAMES P. O'DONNELL--Senior Vice President and Chief Financial Officer of ConAgra, Inc., an Omaha, Nebraska-based international diversified food company with annual sales of approximately $24 billion. Mr. O'Donnell, a certified management accountant, is responsible for ConAgra's finance, control and reporting, risk management, tax, and internal audit functions. He is active in the Greater Omaha community and is also a member of several civic boards and currently serves as Chairman of the Board of Quality Living, Inc., an Omaha rehabilitative center. Mr. O'Donnell has served on Commercial Federal's Board of Directors since June 1991. Committee memberships: Finance (1991-present); Compensation and Stock Option (1993-present).

  MICHAEL T. O'NEIL, M.D.--Dr. O'Neil is involved in the private practice of orthopedic surgery and is currently a member of the volunteer faculty of the University of Nebraska Medical Center. After residencies at Duke University Medical Center and Shriners Hospital for Crippled Children, as well as a distinguished military career, Dr. O'Neil began his private practice in 1971 and was board certified by the American Board of Orthopedic Surgeons in 1972. Dr. O'Neil's professional memberships include: American Medical Association and the American Academy of Orthopedic Surgeons. Dr. O'Neil's work has been published in numerous medical journals. Dr. O'Neil joined Commercial Federal's Board of Directors in September 1980. Committee memberships: Executive (1990-present); Audit (1990-present); Stock Option (1986-1992); Executive Personnel (1986-1990).

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors conducts its business through meetings of the Board and through its committees, which permits the Board to more efficiently discharge its duties. During the fiscal year ended June 30, 1995, the Board of Directors held seven meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board members served.

  The Corporation's audit committee is currently comprised entirely of non-employee directors Anderson, Marvin, Milligan and O'Neil (Chairman). This committee's function is to approve the outside accounting firm for use by the Corporation and Bank and to review regulatory examination reports. This committee conducts its business through the Bank's audit committee and serves as the liaison with the Bank's internal audit department. The audit committee meets quarterly or on an as needed basis. During the fiscal year ended June 30, 1995, the audit committee met six times.

  The Corporation's Compensation Committee is currently comprised entirely of non-employee directors Anderson, Krohn, Mammel (Chairman) and O'Donnell. This Committee is responsible for developing the Corporation's executive compensation policies generally, and for implementing those policies for the Corporation's executive officers and the Bank's senior executive officers (the Chairman of the Board and Chief Executive Officer of the Corporation and the Bank and the President and Chief Operating Officer of the Corporation and
Bank). See "Executive Compensation--Compensation Committee Report on Executive Compensation." The compensation committee met twice during the fiscal year ended June 30, 1995.

  The Corporation's full Board of Directors currently acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Corporation's stockholders for nominees nor, subject to the procedural requirements set forth in the Corporation's Articles of Incorporation and Bylaws, are there any formal procedures for this purpose. The Board of Directors held one meeting in its capacity as nominating committee during fiscal year 1995.

  The Corporation's finance committee is currently comprised of Directors Fitzgerald, Krohn, Lillis, Mammel and O'Donnell (Chairman) and met four times during the 1995 fiscal year.

  The Corporation's executive committee is comprised of Directors Fitzgerald (Chairman), Krohn, Milligan and O'Neil. This committee transacts necessary business between Board meetings and met five times during the fiscal year ended June 30, 1995.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Overview and Objectives

  Composed exclusively of outside directors, Talton K. Anderson, Robert F. Krohn, Carl G. Mammel and James P. O'Donnell, the Compensation Committee (the "Committee") of the Board of Directors establishes the Corporation's and the Bank's executive compensation policies. The Committee is responsible for developing the Corporation's and the Bank's executive compensation policies generally, and for implementing those policies for the Corporation's executive officers and the Bank's senior executive officers (the Chairman of the Board and Chief Executive Officer of the Corporation and the Bank and the President and Chief Operating Officer of the Corporation and Bank). The Chief Executive Officer of the Bank, under the direction and pursuant to the policies of the Committee, implements the executive compensation policies for the remainder of the Bank's executive officers. The Corporation established structured compensation guidelines recommended by an outside professional consulting firm in fiscal year 1994. These guidelines were used in fiscal year 1995 and updated using professional surveys from the financial services industry. The results of the study and applicable updates indicated that the Corporation's existing compensation programs were within reasonable and appropriate guidelines.

  The Committee's overall objectives in designing and administering the specific elements of the Corporation's and the Bank's executive compensation program are as follows:

  . To align executive compensation to increases in shareholder value, as measured by favorable long-term operating results and continued strengthening of the Corporation's financial condition.

  . To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Corporation's long-term operating results and strategic objectives.

  . To link, as closely as possible, executive officers' receipt of incentive awards with the attainment of specified performance objectives.

  . To maintain a competitive mix of total executive compensation with particular emphasis on awards directly related to increases in long-term shareholder value.

  . To attract, retain and motivate top performing executive officers in a cost effective manner for the long-term success of the Corporation.

  In furtherance of these objectives, the Corporation's executive compensation program for fiscal year 1995 consisted of the following components.

  . BASE SALARY. The Committee makes recommendations to the Board concerning executive compensation on the basis of regional and national surveys of salaries paid to executive officers of other savings and loan holding companies, non-diversified banks and other financial institutions similar to the Corporation in size, market capitalization and other characteristics. The Committee's objective is to provide base salaries that are reasonably competitive with the average salary paid by the Corporation's peers as identified in such surveys. To that end, the Committee establishes a salary "grade range" for each executive officer based on the range of salaries paid by the Corporation's peer group, as identified in such surveys, and seeks to provide for executive officer salaries at or near the midpoint of the range to ensure the competitiveness of these salaries.

  . EXECUTIVE INCENTIVE PLAN. The Corporation maintains an Executive Incentive Plan which provides for annual incentive compensation based on achieving a combination of Corporation and individual performance objectives. Under this plan, the Committee establishes challenging corporate objectives, such as a targeted level of annual net income, at the beginning of the fiscal year. If the Corporation meets such objectives, an amount equal to 4.5 percent of net income is set aside for payment to executive officers (defined for this purpose as the Bank's Chief Executive and Chief Operating Officers, Senior and First Vice Presidents and such other officers as are designated by the Committee for any fiscal year) as short-term and long-term compensation. If the Corporation meets less than a designated percentage (85.0% for fiscal year
1995) of the performance objectives established for a fiscal year, no funds are made available for awards under this plan for such fiscal year. If the Corporation meets between designated percentages (between 85.0% and 100.0% for fiscal year 1995) of the specified objectives, an amount between 2.25% and 4.5% of net income is set aside. Additionally, if the Corporation meets between 100.0% and 120.0% for fiscal year 1995 of the specified objectives, non-incentive stock options, not to exceed 1.0% of outstanding shares may be issued. During fiscal year 1995, cash compensation under the plan was limited to 50.0% of the Chief Executive Officer's and Chief Operating Officer's salaries and 35.0% of the remaining executive officers' salaries. The remaining dollars in the pool were allocated to long-term compensation awards in the form of restricted stock not to exceed 50.0% of the Chief Executive Officer's and Chief Operating Officer's salaries and 35.0% of the remaining executive officers' salaries. The excess was allocated to assist with a key manager cash incentive plan and the balance reverted back to the Corporation. Non-incentive stock options in the amount of 61,716 shares (.67% of outstanding shares) were awarded to executives and key managers upon achievement of 100.0% of performance goals. See the Summary Compensation Table on page 10. Corporate performance is evaluated without reference to non-recurring or extraordinary items affecting operating results.

  The plan provides that following allocations of cash bonuses as provided above, the Committee shall inform the Corporation's Stock Option and Incentive Plan Committee (the "Stock Option Committee") of such allocations. Pursuant to a policy adopted in June 1993 by the Stock Option Committee, whose members are all outside directors, the Stock Option Committee will determine, in its discretion, whether, to whom and in what amounts restricted stock and non-incentive stock options will be awarded for any fiscal year. Shares of restricted stock awarded under this policy will generally vest over five years, assuming the individual's continued service with the Corporation or the Bank, thus helping to retain qualified executives. Stock options granted under this policy to date vest immediately. This policy may be amended or terminated at any time by action of the Committee.

  An individual's eligibility for receiving awards under the Executive Incentive Plan, and the size of his or her awards, is dependent on the extent to which he or she achieves certain individualized performance objectives established at the beginning of the fiscal year. These objectives vary on the basis of the individual officer's position with the Corporation and/or the Bank, and relate both to the officer's individual performance and the Corporation's corporate performance.

  The Committee believes that this plan provides a direct link between the value created for the Corporation's shareholders and the compensation paid to executive officers. As previously mentioned, executive officers are not eligible to receive any compensation under this plan for a given fiscal year unless the Corporation's net income for that year exceeds 85.0% of a predetermined goal. The distribution of awards under the plan is determined by the relative success of individual executive officers in meeting specified performance objectives. Fulfillment of these objectives promotes both the short- and the long-term success of the Corporation and is in the best interests of all the shareholders. During fiscal year 1995, the Corporation's net income exceeded the targeted level under the plan and, as reflected in the Summary Compensation Table on page 10, executive officers received awards in the form of cash bonuses under this plan and shares of restricted stock and non-incentive stock options under the policy of the Stock Option Committee described below.

  . STOCK OPTION AND INCENTIVE PLAN. The Corporation maintains a Stock Option and Incentive Plan as a means of providing key employees the opportunity to acquire a proprietary interest in the Corporation and to align their interests with those of the Corporation's stockholders. Under this plan, participants are eligible to receive stock options, stock appreciation rights ("SARs") and shares of restricted stock. Awards under the plan are subject to vesting and forfeiture as determined by the Committee. Options and SARs are granted at the market value of the Common Stock on the date of grant. Thus, such awards acquire value only if the Corporation's stock price increases. Restricted stock is granted at no cost. In June 1993, the Stock Option Committee adopted a policy pursuant to which restricted stock may be granted under the Stock Option and Incentive Plan following the allocation of cash bonuses to executive officers under the Corporation's Executive Incentive Plan. Pursuant to this policy, as amended in June 1994, effective as of June 30, 1995, an aggregate of 28,417 shares of restricted stock and 29,693 non-incentive stock options were granted to the senior executive officers and other executive officers of the Corporation and the Bank. The value of such awards to the Chief Executive Officer and certain other executive officers is reflected in the Summary Compensation Table on page 10. The Committee believes that this plan aligns shareholder and officer's interests and helps to retain and motivate executive officers to improve long-term shareholder value.

 Compensation of the Chief Executive Officer

  The Committee determines the Chief Executive Officer's compensation on the basis of several factors. In determining Mr. Fitzgerald's base salary for fiscal year 1995, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated thrifts and non-diversified banks both regionally and nationally. Mr. Fitzgerald received both short- and long-term compensation under the Executive Incentive Compensation Program in fiscal year 1995 based on his achievement of objectives established by the Committee in the following areas:

  . Return on Average Assets

  . Core Profitability

  . Leadership Inside and Outside Corporation

  . Capital Compliance and Regulatory Guidelines

  Mr. Fitzgerald exceeded all his performance objectives in these areas during fiscal year 1995. Accordingly, he received a cash bonus equal to 50% of his annual salary. Pursuant to the policy of the Stock Option Committee adopted in June 1994, effective as of June 30, 1995, Mr. Fitzgerald received 7,049 shares of restricted stock with a value of $192,085, based on the closing sales price of the Common Stock of $27.25 at June 30, 1995, which shares vest over a period of five years. He also received non-incentive stock options to purchase 5,903 shares of Common Stock at an exercise price of $27.31 per share. Such options vest at the date of grant.

  The Committee believes that the Corporation's executive compensation program serves the Corporation and all of its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally, and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Corporation.

                                          COMPENSATION COMMITTEE
                                          Talton K. Anderson
                                          Robert F. Krohn
                                          Carl G. Mammel
                                          James P. O'Donnell

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) the Chief Executive Officer, and (ii) the four highest paid executive officers of the Corporation and the Bank whose salary and bonus earned in fiscal 1995 exceeded $100,000 for services rendered in all capacities to the Corporation and its subsidiaries.

                                                        LONG-TERM COMPENSATION
                               ANNUAL COMPENSATION(1)           AWARDS
                               ----------------------- -------------------------
   NAME AND PRINCIPAL                                  RESTRICTED STOCK OPTIONS/      ALL OTHER
        POSITION          YEAR   SALARY       BONUS       AWARDS(2)     SARS(3)    COMPENSATION(4)
   ------------------     ---- ----------- ----------- ---------------- --------   ---------------
William A. Fitzgerald...  1995 $   372,514 $   192,500     $192,085       5,903       $ 29,801
Chairman and Chief
 Executive Officer of
 the Corporation and the  1994     330,012     165,000      163,960         --          24,347
 Bank                     1993     319,332     127,728      200,130      29,749(3)     137,700
James A. Laphen.........  1995     253,342     135,000      134,697       4,140         20,267
President and Chief
 Operating Officer of
 the Corporation and the  1994     200,008     100,000       99,382         --          14,920
 Bank                     1993     185,007      74,000      115,946      10,864(3)      18,468
Gary L. Matter..........  1995     137,795      49,280       49,159       2,159         11,024
Senior Vice President,    1994     126,939      64,992       64,578         --           9,673
 Controller and           1993     117,151      29,475       73,894       1,711(3)      10,365
 Secretary of the
 Corporation and the
 Bank
Terry A. Taggart........  1995      96,164      33,949       33,872       1,487          7,693
Senior Vice President of
 the Bank                 1994      92,001      46,000       45,708         --           7,201
                          1993      80,531      21,174       52,028       2,586(3)       7,269
Gary D. White...........  1995      95,909      33,713       33,627       1,477          7,673
Senior Vice President of
 the Bank                 1994      89,095      46,914       46,624         --           6,972
                          1993      84,983      21,378       53,603       2,586(3)       7,802

--------
(1) Does not include certain perquisite and other personal benefits which do not exceed the lesser of $50,000 or 10.0% of the individual's salary and bonus.

(2) Represents awards under the policy of the Stock Option Committee adopted in conjunction with the Corporation's Executive Incentive Plan. See "Compensation Committee Report on Executive Compensation--Overview and Objectives." Restricted stock granted in fiscal year 1995 vests over a period of five years, at a rate of 20.0% per year, assuming continued service with the Corporation. As of June 30, 1995, the number and value, based on the closing sales price of the Common Stock of $27.25 at June 30, 1995, of the unvested restricted stock holdings for Messrs. Fitzgerald, Laphen, Matter, Taggart, and White, were 17,969 shares (value of $489,655), 11,420 shares (value of $311,195), 5,974 shares (value
    $162,792), 4,187 shares (value of $114,096) and 4,252 shares (value of
    $115,867), respectively. Dividends are payable on these shares if and to the extent paid on the Common Stock generally. Upon a change in control of the Corporation, all restrictions on the restricted stock immediately lapse. Non-incentive stock options granted in fiscal year 1995 vest immediately and are exercisable within 10 years of June 30, 1995.

(3) In 1990 and 1991, shares of restricted stock were granted to 14 officers of the Bank under the Corporation's Stock Option and Incentive Plan. In anticipation of the vesting of such shares, in August 1992, the Corporation authorized the issuance of SARs to such officers in exchange for their forfeiture of approximately one-third of the shares of restricted stock then scheduled to vest. The purpose of the transaction was to provide a means by which officers could pay federal and state income taxes associated with such vesting. The SARs, which matured on the date that the shares of restricted stock vested, entitled officers to the difference between $.01 and the average of the closing bid and asked price of the Common Stock on the date of maturity, which approximated the equivalent of the value of such restricted stock.
(4) Includes net contributions to the Bank's 401(k) Plan on behalf of each of the named executive officers to match elective deferral contributions made by each to such plan and amounts paid under the Bank's

   Supplemental Retirement Plan. Matching contributions under the Bank's 401(k) Plan amounted to $9,240, $10,480, $8,272, $7,577, and $5,746 while the employer matching contributions, under the Supplemental Retirement Plan benefits, were $20,561, $9,787, $2,752, $116 and $1,927 for Messrs.
   Fitzgerald, Laphen, Matter, Taggart, and White, respectively. The executive officers listed in the above table are participants in the Corporation's Survivor Income Plan, under which the Corporation is obligated, upon an officer's death, to pay a certain percentage of the officer's salary to the officer's spouse. Benefits under this Plan are not reasonably calculable and accordingly have not been included.

                            OPTION/SAR GRANTS TABLE

  The following table contains information concerning the grant of stock options under the Corporation's Stock Option and Incentive Plan to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above during the fiscal year ended June 30, 1995. All stock options referred to in the following table are immediately exercisable at the date of grant.

                                                                   POTENTIAL REALIZABLE
                                                                     VALUE AT ASSUMED
                                                                   ANNUAL RATES OF STOCK
                                                                    PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                FOR OPTION TERM
                         ----------------------------------------- ----------------------
                                   % OF TOTAL
                                  OPTIONS/SARS
                         OPTIONS/  GRANTED TO  EXERCISE
                           SARS   EMPLOYEES IN OR BASE  EXPIRATION
   NAME                  GRANTED  FISCAL YEAR   PRICE      DATE        5%        10%
   ----                  -------- ------------ -------- ---------- ---------- -----------
William A. Fitzgerald...  5,903       9.60%     $27.31   6/30/05   $  101,414 $  256,958
James A. Laphen.........  4,140       6.74       27.31   6/30/05       71,125    180,214
Gary L. Matter..........  2,159       3.51       27.31   6/30/05       37,092     93,981
Terry A. Taggart........  1,487       2.42       27.31   6/30/05       25,547     64,729
Gary D. White...........  1,477       2.40       27.31   6/30/05       25,375     64,294

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                               OPTION/SAR VALUE

  The following table sets forth information concerning the exercise of options and SARs by the Chief Executive Officer and the other named executive officers during the last fiscal year, as well as the value of such options and SARs held by such persons at the end of the fiscal year.

                                                     NUMBER OF         VALUE OF
                                                    UNEXERCISED      UNEXERCISED
                                                    OPTIONS/SARS     IN-THE-MONEY
                                                     AT FISCAL     OPTIONS/SARS AT
                                                      YEAR-END     FISCAL YEAR-END
                         SHARES ACQUIRED  VALUE   (ALL IMMEDIATELY (ALL IMMEDIATELY
   NAME                    ON EXERCISE   REALIZED   EXERCISABLE)   EXERCISABLE) (1)
   ----                  --------------- -------- ---------------- ----------------
William A. Fitzgerald...      9,650      $141,513     117,839         $2,359,926
James A. Laphen.........      1,500        22,688      27,140            488,750
Gary L. Matter..........        --            --        4,769             58,073
Terry A. Taggart........        --            --       10,673            197,238
Gary D. White...........        632        10,389      15,279            290,712

--------
(1) Based on the closing sales price of the Common Stock as reported on the Nasdaq National Market (the market on which the Common Stock was traded prior to its listing on the New York Stock Exchange on August 2, 1995) on June 30, 1995, which was $27.25.

                  EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

  Set forth below is a discussion of certain employment and change in control agreements entered into between the Corporation and the Bank and those executive officers listed in the Summary Compensation Table on page 10.

  The agreement with William A. Fitzgerald, which became effective on June 8, 1995, provides for Mr. Fitzgerald's employment as Chairman of the Board and Chief Executive Officer of the Corporation and the Bank for a term of three years. The Boards of Directors of the Corporation and the Bank shall review the agreement annually to consider extending the agreement for an additional one-year period beyond the then effective expiration date. Pursuant to the agreement, Mr. Fitzgerald receives an annual salary and bonus determined by agreement with the Board of Directors, but in no event less than the rate of compensation Mr. Fitzgerald received on June 8, 1995. The base compensation following his election as Chairman of the Board of Directors was $385,000. The contract provides for termination for cause or in certain events specified by regulatory authorities. The contract is also terminable by the Bank without cause wherein Mr. Fitzgerald would be entitled to receive all compensation and benefits through the effective date of termination, plus a severance payment equal to 36 months' base salary. Mr. Fitzgerald shall be entitled to the same benefits and severance in the event he becomes disabled while the agreement is in effect. In the event Mr. Fitzgerald dies while the agreement is in effect, his heirs shall receive a severance payment equal to 12 months' base salary. The agreement provides, among other things, for Mr. Fitzgerald's participation in an equitable manner in all benefits available to executive officers of the Corporation and the Bank, including (i) short-term and long-term incentive compensation and deferred compensation; (ii) health, disability, life insurance, retirement and vacation benefits; and (iii) any benefits available under perquisite programs.

  The Corporation and the Bank have also entered into change in control agreements with Messrs. Fitzgerald, Laphen, Matter, Taggart and White. Under these agreements, in the event of the executive's involuntary termination of employment in anticipation of, or after, a change in control of the Corporation or the Bank, other than for "cause," the executive will be paid in equal monthly installments, the base salary and all commissions and bonuses (including short- and long-term incentive compensation awards and stock options granted under the Corporation's executive incentive plan) in effect at the time of termination for a period of 35.88 months. During this period, the executive shall also continue to participate in any health, disability, life insurance and perquisite plans of any successor corporation in which he was entitled to participate with the Corporation prior to the change in control. All benefits and payments under the agreements shall be reduced, if necessary, to the largest aggregate amount that will result in no portion thereof being subject to federal excise tax or being nondeductible to the Corporation and the Bank for federal income tax purposes, Messrs. Matter, Taggart and White's severance shall be reduced by amounts received by the executive as a result of alternative employment obtained during the period in which salary, commissions and bonuses are payable under the change in control agreements. Further, Mr. Fitzgerald's severance payments under his change in control agreement shall be reduced by the amount of severance received under his employment agreement.

  A "change in control" shall be deemed to have occurred under these agreements in each of the following events: (i) at any time a majority of the directors of the Corporation or the Bank are not the persons for whom election proxies have been solicited by the Boards of Directors of the Corporation and the Bank, or persons then serving as directors appointed by such Boards, except where such appointments are necessitated by removal of directors; (ii) at any time 49% or more of the outstanding stock of the Corporation or the Bank is acquired or beneficially owned by any person or entity (excluding the Corporation, the Bank or the executive) or any combination of persons or entities acting in concert; or (iii) at any time the shareholders of the Corporation or the Bank approve an agreement to merge or consolidate the Corporation or the Bank with or into another corporation, or to sell or otherwise dispose of all, or substantially all, of the assets of the Corporation or the Bank. The executive shall also be entitled to receive such payment in the event of a "constructive involuntary termination," which under the terms of the agreements shall be deemed to have occurred if, in anticipation of or following a change in control, (i) the agreement or the executive's employment is terminated, (ii) the executive's compensation is reduced, responsibilities diminished or job title lowered, (iii) the level of the executive's participation in incentive compensation is reduced or eliminated, (iv) the executive's benefit coverage or perquisites are reduced or eliminated, except to the extent such reduction or elimination applies to all other employees, or (v) the executive's office location is changed to a location more than 50 miles from the location of the executive's office at the time of the change in control.

                            DIRECTORS' COMPENSATION

  Directors receive $1,000 per month for service on the Board of the Corporation and $1,000 per month plus $750 per meeting attended for service on the Board of the Bank, with the exception of William A. Fitzgerald, who does not receive director's compensation. Board members receiving remuneration are paid their retainer fees one-half in cash and one-half in Common Stock. Fees for members of the committees of the Corporation and the Bank are paid at the rate of $750 per committee meeting attended. The chairman of the Audit Committee, Compensation and Stock Option Committee, and the Finance Committee each receive an additional $2,000 per year.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  The Bank offers first and second mortgage, refinance, equity and various consumer loans to its directors, officers and employees. Loans to executive officers and directors are made in the ordinary course of business on substantially the same terms and collateral, including interest rates and loan fees charged, as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

  The graph set forth below compares the cumulative total shareholder return on the Common Stock over the last five years with the cumulative total return on the S&P 500 Index and an index comprised of the top 50 publicly traded thrifts in the United States based on total asset size over the same period. Cumulative total return on the stock or the index equals the total increase in value since June 30, 1990, assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on June 30, 1990, in the Common Stock and in the respective indices.

                      JUNE 30, 1990 THROUGH JUNE 30, 1995


                             [GRAPH APPEARS HERE]


                                                      CUMULATIVE TOTAL RETURN
                                                   -----------------------------
                                                   6/90 6/91 6/92 6/93 6/94 6/95
                                                   ---- ---- ---- ---- ---- ----
Commercial Federal Corporation.................... 100  173  386  955  855  991
Peer Group........................................ 100  107  122  138  140  177
S & P 500......................................... 100   78   86   88   92  107

                               CAI SOLICITATION

  On September 7, 1995, CAI Corporation ("CAI"), located at 12770 Coit Road, Suite 902, Dallas, Texas 75251, delivered a notice to James A. Laphen, President and Chief Operating Officer of the Corporation, of CAI's intent to nominate two of its own officers, Mr. Steven M. Ellis and Mr. Robin R. Glackin, for election as directors of the Corporation at the Meeting (in place of two of the three nominees proposed by the Board of Directors of the Corporation). CAI also submitted a stockholder resolution for consideration at the Meeting as set forth herein under "Proposal 3--Stockholder Proposal." CAI has subsequently filed proxy materials with the Securities and Exchange Commission relating to its nominees and proposed resolution and has indicated that it intends to solicit proxies from stockholders of the Corporation with respect to such matters. The Corporation is in the process of reviewing CAI's notice to determine whether CAI has complied with the Corporation's bylaws relating to director nominees. If the Corporation were to successfully challenge the validity of the CAI director nominees pursuant to the Corporation's bylaws, CAI's nominees would not be eligible for nomination at the Meeting. The Corporation has not yet reached a determination in connection therewith because it is in the process of gathering additional pertinent information. In this regard the Corporation will be required to make a determination as to whether or not the CAI nominees are in compliance with the regulations of the Office of Thrift Supervision.

  Stockholders wishing to vote on the CAI resolution will be afforded an opportunity to do so on the White Proxy Card being distributed by the Corporation and enclosed herewith.

  YOUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE THEIR PREFERENCES ON THE CORPORATION'S WHITE PROXY CARD AND TO DISCARD ALL BLUE PROXY CARDS BEING DISTRIBUTED BY CAI.

  THE BOARD URGES YOU TO SUPPORT ITS CONTINUING EFFORTS TO MAXIMIZE STOCKHOLDER VALUE FOR ALL STOCKHOLDERS OF THE CORPORATION BY VOTING FOR THE BOARD'S NOMINEES ON THE WHITE PROXY CARD.

BACKGROUND TO THE CAI SOLICITATION

  CAI's investment in the Corporation dates back to the early 1990s, when CAI purchased from El Paso Electric Corporation 600,000 shares of Variable Rate Series A Preferred Stock of Commercial Federal Savings and Loan Association, the predecessor of the Bank for $1,000. These securities were subsequently exchanged for a promissory note and warrants to purchase shares of Common Stock of the Corporation. The promissory note was later repaid and CAI exercised the warrants for the bulk of its current investment in the Corporation.

  CAI has profited enormously by investing in Commercial Federal Corporation. CAI's initial cash investment of $1,000 has returned cash proceeds to CAI (in the form of interest and principal repayment) of $17,364,000 and CAI's $2,847,000 investment in the Corporation's Common Stock now is worth approximately $44,687,500 based on the closing price for the Corporation's shares of $35.75 on September 22, 1995. It is obvious to us that CAI may see now as a good time for CAI to cash in (through receipt of cash or securities in some other institution) on all or a portion of its investment. This does not mean that it is a good time for all of the Corporation's stockholders to liquidate their investment in the Corporation. The Corporation has delivered stellar stockholder returns over the past year and strongly believes that it is in a position to continue to do so in the future. Your Board remains open to all opportunities for achieving the best value for the Corporation and all of its stockholders and will continue to manage the Corporation in the best interests of all of such stockholders.

  This is not the first time CAI has approached your Board with such a proposal. On June 14, 1993, CAI submitted a stockholder proposal for inclusion in the Corporation's proxy materials for its 1993 Annual Meeting of Stockholders requesting, among other things, that the Corporation's Board seek and consider bids for a sale of the Corporation. At the time CAI submitted its proposal, the Corporation's options for seeking an attractive sale or merger transaction were limited. The Corporation hired Merrill Lynch & Co., who correctly advised the Corporation at such time that CAI's proposal made no sense for the Corporation and its stockholders and on October 1, 1993, CAI withdrew its proposal and entered into an agreement with the Corporation granting CAI certain rights to meet with the Corporation's Board of Directors. This agreement was terminable at the

Corporation's option in the event CAI submitted a similar proposal in the future. On September 14, 1995, following its receipt of notice from CAI that it intended to submit the proposal described in this Proxy Statement under Proposal 3, the Corporation gave written notice to CAI of its termination of the agreement in accordance with the agreement's terms. On June 22, 1993, the Corporation's shares were trading at $22.75 per share. Since that time, the Corporation's stock has risen approximately 57%, to $35.75 at September 22, 1995. It is clear that CAI did not know what was best for the Corporation and its stockholders in 1993 and they do not know what is best today.

   The Board believes that CAI is motivated by self interest and has nothing new or productive to add to the mix of boardroom deliberations. The Corporation's Board of Directors has been meeting with representatives of CAI on a regular basis since 1993. These meetings have proven to be unsatisfactory and unproductive and CAI failed to offer any suggestions for improving stockholder value other than to urge the forced sale or merger of the Corporation.

  In August of 1995, after the Board received a request by CAI to include two nominees selected by CAI among the slate of three persons to be nominated by the Board for election as directors of CFC at the 1995 Annual Meeting of Stockholders, your Board attempted to avoid a costly and disruptive proxy fight by granting CAI a seat on the Board. In a spirit of conciliation, your Board offered to increase the size of the Board by one seat and permit CAI to nominate one person for inclusion on a slate of four persons or to designate two persons selected by CAI to fill nonvoting advisory positions on the Board. CAI rejected both proposals as unacceptable and has instead embarked upon a costly and distracting proxy fight with its own self-serving agenda.

  Your Board regrets CAI's decision. CAI's determination to proceed with its hostile proxy solicitation is divisive and, in the Board's view, motivated by CAI's desire to cash in (through receipt of cash or securities in some other institution) on its investment in the Corporation now. Your Board is dedicated to maximizing value for all stockholders as any review of the Corporation's performance will clearly and conclusively demonstrate. The Board believes that the Corporation is well positioned to continue to deliver exceptional stockholder value and, as illustrated by the Board's own resolution set forth under "Proposal 2--Proposal of the Board of Directors," the Board is committed to considering all options available to the Corporation for enhancing stockholder value, including through possible merger, acquisition and/or other business combination transactions.

  Your Board does not believe it is in the Corporation's best interest to hang out a "for sale" sign or to place the strategic future of the Corporation in the hands of representatives of CAI (although even if CAI succeeds in placing its nominees on the Board, it would not be in a position to direct Corporation policy), who have already proven themselves to be wrong in the past about what is in the Corporation's best strategic interests and who have their own self-serving, personal agenda to pursue.

  Your Board has served your interests well. We ask for your continued loyalty.

  PLEASE SUPPORT YOUR EXISTING BOARD OF DIRECTORS BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD.

                PROPOSAL 2--PROPOSAL OF THE BOARD OF DIRECTORS

  On September 7, 1995, the Corporation received notification that one of its stockholders, CAI Corporation, intended to solicit proxies from stockholders of the Corporation to adopt a resolution recommending that the Board of Directors (i) retain a leading investment banking firm to solicit offers to acquire the Corporation and (ii) establish a committee of non-management directors to recommend to the full Board for approval of the best available offer to acquire the Corporation.

  Your Board is committed to maximizing stockholder value. Accordingly, the Board has determined to present its own resolution to clearly demonstrate the Board's commitment to achieving the best value for the Corporation and all its stockholders. As such, your Board unanimously recommends that stockholders vote "FOR" the following resolution:

    RESOLVED, that the stockholders of Commercial Federal Corporation ("CFC") hereby recommend that the Board of Directors of CFC continue, with the assistance of CFC's independent financial advisor, Merrill Lynch & Co., the Board's active and ongoing evaluation of the strategic alternatives available to

  CFC through continued reviews, and that the Board remain open to all options available to CFC for maximizing value for CFC and its stockholders, including through possible merger, acquisition and/or other business combination transactions.

  The Board believes, at present, that stockholder value will be maximized through the Board's continued adherence to the Corporation's strategic business plan, while the Board continues, and will continue to remain open to all options for maximizing stockholder value, including through possible merger, acquisition and/or other business combination transactions. Your Board has served your interests well over these past several years. You are urged to consider the Corporation's record of success. The clearest example is demonstrated by total returns to stockholders through stock price appreciation which has been a stellar 12 fold increase since June 1990. Your Board and management are totally committed to realizing full value for all of our stockholders by remaining open to all options for achieving such value.

  Regardless of whether this proposal is adopted, the Board intends to continue to fulfill its responsibilities to you, our stockholders, by acting in your best interests. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

                       PROPOSAL 3--STOCKHOLDER PROPOSAL

  CAI Corporation, 12770 Coit Road, Suite 902, Dallas, Texas 75251, owners of 1,250,100 shares of Common Stock, has submitted the following proposal:

    RESOLVED, that the stockholders of Commercial Federal Corporation ("CFC"), believing that the value of their investment in CFC can be maximized through a sale or merger of CFC to or with an unaffiliated party, hereby request that the Board of Directors of CFC promptly proceed to effect such a sale or merger by (i) retaining a leading investment banking firm to solicit offers to acquire CFC, and (ii) establishing a committee of independent non-management directors to recommend to the full Board for approval of the best available offer to acquire CFC that is fair to, and in the best interests of, the stockholders of CFC; provided, however, that such committee shall be comprised of no more than five persons and that any person nominated for election to the Board by CAI Corporation and so elected shall be appointed as members of such committee.

  CAI acknowledges that even if the resolution is approved by a majority of the shares of Common Stock represented at the Meeting, its resolution will not be binding on the Corporation's Board. Regardless of whether this proposal is adopted, as indicated under "Proposal 2," it is your Board's intention to continue to manage the affairs of the Corporation in the best interests of all of its stockholders. It is the Board's intention not to establish a committee of the type proposed by CAI but rather to continue the involvement of the entire Board, which is composed of a majority of independent and distinguished directors, in setting the strategic direction of the Corporation and in determining the best course of action for achieving maximum stockholder value over the near and longer term. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

                             STOCKHOLDER PROPOSALS

  In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive office at 2120 South 72nd Street, Omaha, Nebraska 68124, no later than June 8, 1996. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                             INDEPENDENT AUDITORS

  Deloitte & Touche LLP were the Corporation's independent auditors for the 1995 fiscal year. The Board of Directors presently has renewed the Corporation's arrangements with Deloitte & Touche LLP to be its auditors for the 1996 fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if they so desire.

                         BENEFICIAL OWNERSHIP REPORTS

  Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Corporation's officers, directors and persons who own more than 10 percent of the outstanding Common Stock ("Insiders") are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Corporation with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the last fiscal year, management believes that during the fiscal year ended June 30, 1995, all of the Corporation's Insiders complied with these reporting requirements.

                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation. The Corporation has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication, for a fee estimated at $75,000 plus expenses. It is anticipated that approximately 75 persons will be used by D.F. King & Co., Inc. in its solicitation efforts. Total expenditures for the solicitation of proxies (including fees of attorneys, accountants, public relations or financial advisors, solicitors, printing, transportation and other costs incidental to the solicitation) are estimated to be $750,000, and total cash expenditures to date have been approximately $5,200.

                            ADDITIONAL INFORMATION

  The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof as determined by a majority of the Board of Directors.

  THE CORPORATION'S 1995 ANNUAL REPORT TO STOCKHOLDERS ("ANNUAL REPORT"), INCLUDING FINANCIAL STATEMENTS, WILL BE MAILED TO STOCKHOLDERS AT LEAST TWENTY CALENDAR DAYS BEFORE THE DATE OF THE MEETING. Any stockholder who does not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation materials or as having been incorporated herein by reference.

                                   FORM 10-K

  A COPY OF THE CORPORATION'S FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, COMMERCIAL FEDERAL CORPORATION, 2120 SOUTH 72ND STREET, OMAHA, NEBRASKA 68124.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                   Gary L. Matter
                                                      Secretary

Omaha, Nebraska

October 6, 1995

                                  SCHEDULE A

      INFORMATION CONCERNING THE DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

  The following table sets forth the name and the present principal occupation or employment (except with respect to the directors, whose principal occupation is set forth in the Proxy Statement), and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and certain executive officers of the Corporation and/or the Bank who may assist in soliciting proxies from the Corporation's shareholders. Unless otherwise indicated below, the principal business address of each such person is 2120 South 72nd Street, Omaha, Nebraska 68124 and such person is an employee of the Corporation or the Bank. Directors are indicated with an asterisk.

                                            PRESENT OFFICE OR OTHER PRINCIPAL
NAME AND PRINCIPAL BUSINESS ADDRESS              OCCUPATION OR EMPLOYMENT
-----------------------------------         ---------------------------------
William A. Fitzgerald*........
Sharon G. Marvin*.............
NP Dodge Company
13915 Gold Circle
Omaha, NE 68144
Michael T. O'Neil*............
409 The Doctors Bldg.
Omaha, NE 68131
Robert F. Krohn*..............
PSI Group
10011 "J" Street
Omaha, NE 68127
Charles M. Lillis*............
US West Media Group
7800 East Orchard Road
Englewood, CO 80111
Robert S. Milligan*...........
MI Industries
6200 N. 56th St.
P.O. Box 29345
Lincoln, NE 68529
Talton K. Anderson*...........
Baxter Chrysler Plymouth Jag-
 uar
11910 W. Dodge Road
Omaha, NE 68154
Carl G. Mammel*...............
Mammel & Associates
8805 Indian Hills Drive--Suite
 375
Omaha, NE 68114
James P. O'Donnell*...........
ConAgra, Inc.
One ConAgra Drive
Omaha, NE 68102-5001
James A. Laphen...............       President and Chief Operating Officer and Chief
                                      Financial Officer of the Corporation and the
                                      Bank
Gary L. Matter................       Senior Vice President, Controller and Secretary
                                      of the Corporation and the Bank
Joy J. Narzisi................       Treasurer of the Corporation and Senior Vice
                                      President, Assistant Secretary and Treasurer of
                                      the Bank
Margaret E. Ash...............       Senior Vice President and Assistant Secretary of
                                      the Bank
Kevin C. Parks................       First Vice President of the Bank
Thomas N. Perkins.............       First Vice President of the Bank
Stan R. Blakey................       Vice President of the Bank

                                  SCHEDULE B

            SHARES HELD BY DIRECTORS AND CERTAIN EXECUTIVE OFFICERS
                 AND CERTAIN TRANSACTIONS IN THE SECURITIES OF
           COMMERCIAL FEDERAL CORPORATION WITHIN THE PAST TWO YEARS

  The shares of Common Stock held by the Corporation's directors are set forth in the Proxy Statement. The following executive officers of the Corporation and/or the Bank own the following shares:

                                                        SHARES OF COMMON STOCK
     NAME OF BENEFICIAL OWNER                           BENEFICIALLY OWNED (1)
     ------------------------                           ----------------------
     James A. Laphen...................................         74,512
     Gary L. Matter....................................         17,269
     Joy J. Narzisi....................................         17,942
     Margaret E. Ash...................................         17,699
     Stan R. Blakey....................................          1,400
     Kevin C. Parks....................................          3,423
     Thomas N. Perkins.................................          8,942

--------
(1) Includes 27,140, 4,769, 11,890, 10,594, 384, 1,150 and 1,832 shares which may be purchased pursuant to the exercise of stock options by Officers Laphen, Matter, Narzisi, Ash, Blakey, Parks and Perkins, respectively.

  The following table sets forth information with respect to all purchases and sales of shares of Common Stock of the Corporation by the directors and certain executive officers of the Corporation and/or the Bank during the past two years.

                                                      NUMBER OF SHARES
                                                      PURCHASED (SOLD)   DATE
                                                      ----------------   ----
   WILLIAM A. FITZGERALD.............................           4 (1)  09/30/93
                                                            4,250 (2)  12/30/93
                                                                3 (1)  12/31/93
                                                                4 (1)  03/31/94
                                                                2 (1)  06/30/94
                                                              762 (3)  06/30/94
                                                            6,977 (4)  06/30/94
                                                                9 (1)  09/30/94
                                                           (1,632)(5)  11/14/94
                                                           (1,075)(6)  11/14/94
                                                            5,250 (2)  11/14/94
                                                            1,200 (7)  12/02/94
                                                               17 (1)  12/31/94
                                                            4,400 (2)  02/07/95
                                                            2,919 (3)  06/30/95
                                                            7,049 (4)  06/30/95
                                                            5,903 (8)  06/30/95
   SHARON G. MARVIN..................................          28 (9)  09/02/93
                                                               31 (9)  10/04/93
                                                               35 (9)  11/10/93
                                                               37 (9)  12/06/93
                                                               38 (9)  01/07/94
                                                               35 (9)  02/14/94
                                                               39 (9)  03/02/94

                                                       NUMBER OF SHARES
                                                       PURCHASED (SOLD)   DATE
                                                       ----------------   ----
                                                                41 (9)  04/14/94
                                                            (1,000)     05/05/94
                                                                39 (9)  05/12/94
                                                                30 (9)  06/07/94
                                                                32 (9)  07/06/94
                                                                30 (9)  08/08/94
                                                                28 (9)  09/06/94
                                                             7,715 (2)  09/13/94
                                                            (1,711)(5)  09/27/94
                                                                30 (9)  10/03/94
                                                                36 (9)  11/02/94
                                                                38 (9)  12/02/94
                                                                36 (9)  01/03/95
                                                                36 (9)  02/02/95
                                                                32 (9)  03/06/95
                                                                30 (9)  04/01/95
                                                                29 (9)  05/02/95

   MICHAEL T. O'NEIL.................................           28 (9)  09/02/93
                                                                31 (9)  10/04/93
                                                                35 (9)  11/10/93
                                                                37 (9)  12/06/93
                                                                38 (9)  01/07/94
                                                                35 (9)  02/14/94
                                                                39 (9)  03/02/94
                                                                41 (9)  04/14/94
                                                                39 (9)  05/12/94
                                                                30 (9)  06/07/94
                                                                32 (9)  07/06/94
                                                                30 (9)  08/08/94
                                                                28 (9)  09/06/94
                                                                30 (9)  10/03/94
                                                                36 (9)  11/02/94
                                                                38 (9)  12/02/94
                                                                36 (9)  01/03/95
                                                                36 (9)  02/02/95
                                                                32 (9)  03/06/95
                                                                30 (9)  04/01/95
                                                                29 (9)  05/02/95
                                                            (3,709)     05/09/95
                                                             3,000 (2)  05/11/95

   ROBERT F. KROHN...................................           28 (9)  09/02/93
                                                                31 (9)  10/04/93
                                                                35 (9)  11/10/93
                                                                37 (9)  12/06/93
                                                             5,924 (2)  12/21/93
                                                                38 (9)  01/07/94
                                                                35 (9)  02/14/94
                                                                39 (9)  03/02/94

                                                       NUMBER OF SHARES
                                                       PURCHASED (SOLD)   DATE
                                                       ----------------   ----
                                                                41 (9)  04/14/94
                                                                39 (9)  05/12/94
                                                                30 (9)  06/07/94
                                                                32 (9)  07/06/94
                                                                30 (9)  08/08/94
                                                                28 (9)  09/06/94
                                                                30 (9)  10/03/94
                                                                36 (9)  11/02/94
                                                                38 (9)  12/02/94
                                                               600 (2)  12/21/94
                                                            (1,000)(6)  12/30/94
                                                                36 (9)  01/03/95
                                                                36 (9)  02/02/95
                                                            30,495 (2)  02/07/95
                                                                32 (9)  03/06/95
                                                                30 (9)  04/01/95
                                                                29 (9)  05/02/95
                                                                25 (9)  06/01/95
                                                                28 (9)  07/01/95
                                                                32 (9)  08/01/95
                                                                28 (9)  09/01/95

   CHARLES M. LILLIS..................................          28 (9)  09/02/93
                                                             1,500 (2)  10/01/93
                                                                31 (9)  10/04/93
                                                                35 (9)  11/10/93
                                                                37 (9)  12/06/93
                                                                38 (9)  01/07/94
                                                                35 (9)  02/14/94
                                                                39 (9)  03/02/94
                                                                41 (9)  04/14/94
                                                                39 (9)  05/12/94
                                                                30 (9)  06/07/94
                                                                32 (9)  07/06/94
                                                                30 (9)  08/08/94
                                                                28 (9)  09/06/94
                                                                30 (9)  10/03/94
                                                                36 (9)  11/02/94
                                                                38 (9)  12/02/94
                                                                36 (9)  01/03/95
                                                                36 (9)  02/02/95
                                                                32 (9)  03/06/95
                                                                30 (9)  04/01/95
                                                                29 (9)  05/02/95
                                                                25 (9)  06/01/95
                                                                28 (9)  07/01/95
                                                                32 (9)  08/01/95
                                                                28 (9)  09/01/95

   ROBERT S. MILLIGAN.................................          28 (9)  09/02/93
                                                                31 (9)  10/04/93

                                                       NUMBER OF SHARES
                                                       PURCHASED (SOLD)   DATE
                                                       ----------------   ----
                                                                35 (9)  11/10/93
                                                                37 (9)  12/06/93
                                                                38 (9)  01/07/94
                                                              (500)     01/24/94
                                                                35 (9)  02/14/94
                                                                39 (9)  03/02/94
                                                                41 (9)  04/14/94
                                                                39 (9)  05/12/94
                                                                30 (9)  06/07/94
                                                                32 (9)  07/06/94
                                                            (1,000)     07/14/94
                                                            (1,480)     07/25/94
                                                                30 (9)  08/08/94
                                                                32 (9)  03/06/95
                                                                30 (9)  04/01/95
                                                                29 (9)  05/02/95
                                                                26 (9)  06/01/95
                                                                27 (9)  07/01/95
                                                                32 (9)  08/01/95
                                                                28 (9)  09/01/95

   TALTON K. ANDERSON.................................          28 (9)  09/02/93
                                                                31 (9)  10/04/93
                                                                35 (9)  11/10/93
                                                                37 (9)  12/06/93
                                                             1,000      01/05/94
                                                                38 (9)  01/07/94
                                                                35 (9)  02/14/94
                                                                39 (9)  03/02/94
                                                                41 (9)  04/14/94
                                                                39 (9)  05/12/94
                                                                30 (9)  06/07/94
                                                                32 (9)  07/06/94
                                                                30 (9)  08/08/94
                                                                28 (9)  09/06/94
                                                                30 (9)  10/03/94
                                                                36 (9)  11/02/94
                                                                38 (9)  12/02/94
                                                                36 (9)  01/03/95
                                                                36 (9)  02/02/95
                                                                32 (9)  03/06/95
                                                                30 (9)  04/01/95
                                                                29 (9)  05/02/95
                                                                25 (9)  06/01/95
                                                                28 (9)  07/01/95
                                                                32 (9)  08/01/95
                                                                28 (9)  09/01/95

   CARL G. MAMMEL.....................................          28 (9)  09/02/93
                                                                31 (9)  10/04/93
                                                            10,000      10/26/93

                                                       NUMBER OF SHARES
                                                       PURCHASED (SOLD)   DATE
                                                       ----------------   ----
                                                             5,000      10/28/93
                                                                35 (9)  11/10/93
                                                                37 (9)  12/06/93
                                                                38 (9)  01/07/94
                                                                35 (9)  02/14/94
                                                                39 (9)  03/02/94
                                                                41 (9)  04/14/94
                                                                39 (9)  05/12/94
                                                                30 (9)  06/07/94
                                                                32 (9)  07/06/94
                                                                30 (9)  08/08/94
                                                                28 (9)  09/06/94
                                                                30 (9)  10/03/94
                                                                36 (9)  11/02/94
                                                            20,000      11/11/94
                                                                38 (9)  12/02/94
                                                                36 (9)  01/03/95
                                                                36 (9)  02/02/95
                                                                32 (9)  03/06/95
                                                                30 (9)  04/01/95
                                                                29 (9)  05/02/95
                                                                25 (9)  06/01/95
                                                                28 (9)  07/01/95
                                                                32 (9)  08/01/95
                                                                28 (9)  09/01/95

   JAMES P. O'DONNELL.................................          28 (9)  09/02/93
                                                                31 (9)  10/04/93
                                                                35 (9)  11/10/93
                                                                37 (9)  12/06/93
                                                                38 (9)  01/07/94
                                                                35 (9)  02/14/94
                                                                39 (9)  03/02/94
                                                                41 (9)  04/14/94
                                                                38 (9)  05/12/94
                                                                31 (9)  06/07/94
                                                                31 (9)  07/06/94
                                                                30 (9)  08/08/94
                                                                29 (9)  09/06/94
                                                                30 (9)  10/03/94
                                                                35 (9)  11/02/94
                                                                39 (9)  12/02/94
                                                                36 (9)  01/03/95
                                                                36 (9)  02/02/95
                                                                32 (9)  03/06/95
                                                                30 (9)  04/01/95
                                                                28 (9)  05/02/95
                                                                26 (9)  06/01/95
                                                                27 (9)  07/01/95
                                                                32 (9)  08/01/95
                                                                28 (9)  09/01/95

                                                       NUMBER OF SHARES
                                                       PURCHASED (SOLD)   DATE
                                                       ----------------   ----
   JAMES A. LAPHEN....................................           7 (1)  09/30/93
                                                               500 (2)  12/31/93
                                                             1,051 (1)  03/31/94
                                                                71 (1)  06/30/94
                                                               441 (3)  06/30/94
                                                             4,229 (4)  06/30/94
                                                                10 (1)  09/30/94
                                                             1,500 (2)  12/23/94
                                                               501 (1)  12/31/94
                                                               100 (1)  03/31/95
                                                             1,728 (3)  06/30/95
                                                             4,943 (4)  06/30/95
                                                             4,140 (8)  06/30/95
                                                                47 (1)  06/30/95

   GARY L. MATTER.....................................         281 (3)  06/30/94
                                                             2,748 (4)  06/30/94
                                                             1,112 (3)  06/30/95
                                                             1,804 (4)  06/30/95
                                                             2,159 (8)  06/30/95

   JOY J. NARZISI.....................................         196 (3)  06/30/94
                                                             1,836 (4)  06/30/94
                                                               760 (3)  06/30/95
                                                             1,239 (4)  06/30/95
                                                             1,482 (8)  06/30/95

   MARGARET E. ASH....................................      (1,804)     11/03/93
                                                               201 (3)  06/30/94
                                                             1,875 (4)  06/30/94
                                                               778 (3)  06/30/95
                                                             1,213 (4)  06/30/95
                                                             1,452 (8)  06/30/95

   STAN R. BLAKEY.....................................          35 (1)  09/30/93
                                                                43 (1)  12/31/93
                                                                49 (1)  03/31/94
                                                                45 (1)  06/30/94
                                                                26 (3)  06/30/94
                                                               338 (4)  06/30/94
                                                                35 (1)  09/30/94
                                                                44 (1)  12/31/94
                                                                37 (1)  03/31/95
                                                               120 (3)  06/30/95
                                                               384 (8)  06/30/95
                                                                34 (1)  06/30/95

   KEVIN C. PARKS.....................................           1 (10) 12/06/93
                                                                 2 (10) 01/07/94
                                                                 3 (10) 02/14/94

                                                       NUMBER OF SHARES
                                                       PURCHASED (SOLD)   DATE
                                                       ----------------   ----
                                                                2 (10)  03/02/94
                                                                3 (10)  04/14/94
                                                                2 (10)  05/12/94
                                                                2 (10)  06/07/94
                                                              916 (4)   06/30/94
                                                                2 (10)  07/01/94
                                                                2 (10)  08/08/94
                                                                2 (10)  09/06/94
                                                                2 (10)  10/03/94
                                                                3 (10)  11/02/94
                                                                2 (10)  12/02/94
                                                               14 (1)   12/31/94
                                                                3 (10)  01/03/95
                                                                2 (10)  02/02/95
                                                                2 (10)  03/06/95
                                                               37 (1)   03/31/95
                                                                2 (10)  04/01/95
                                                                2 (10)  05/02/95
                                                                2 (10)  06/01/95
                                                              183 (3)   06/30/95
                                                              961 (4)   06/30/95
                                                            1,150 (8)   06/30/95
                                                              297 (1)   06/30/95
                                                                2 (10)  07/01/95
                                                                1 (10)  08/01/95
                                                                1 (10)  09/01/95

   THOMAS N. PERKINS..................................        179 (3)   06/30/94
                                                            1,649 (4)   06/30/94
                                                              320 (2)   11/02/94
                                                              687 (3)   06/30/95
                                                            1,057 (4)   06/30/95
                                                            1,265 (8)   06/30/95

--------
 (1) Purchase of shares through 401(k) Plan.
 (2) Acquisition of shares upon exercise of stock options.
 (3) Acquisition of shares upon vesting of restricted stock.
 (4) Acquisition of shares through grant of restricted stock.
 (5) Surrender of shares in connection with exercise of stock options.
 (6) Charitable gift of shares.
 (7) Acquisition of shares by gift.
 (8) Acquisition of shares through grant of stock options.
 (9) Receipt of shares as payment for portion of directors' fees.
(10) Acquisition of shares through Payroll Savings Purchase Plan.

  Other than as disclosed in this Schedule or in the Proxy Statement, none of the Corporation, any of its directors or executive officers named in this Schedule owns any securities of the Corporation or any subsidiary thereof, beneficially or of record, has purchased or sold any of such securities within the last two years, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Schedule or in the Proxy Statement, the knowledge of the

Corporation, its directors and executive officers named in this Schedule, none of their associates beneficially owns, directly or indirectly, any securities of the Corporation.

  Other than as disclosed in this Schedule or in the Proxy Statement, to the knowledge of the Corporation, none of the Corporation, its directors or executive officers named in this Schedule, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be voted upon at the Meeting.

  Other than as disclosed in this Schedule or in the Proxy Statement, to the knowledge of the Corporation, none of the Corporation, its directors or executive officers named in this Schedule is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any class of securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

  Other than as set forth in this Schedule or in the Proxy Statement, to the knowledge of the Corporation, none of the Corporation, its directors or executive officers named in this Schedule, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of transactions since the beginning of the Corporation's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

  Other than as set forth in this Schedule or in the Proxy Statement, to the knowledge of the Corporation, none of the Corporation, its directors or executive officers named in this Schedule, or any of their associates, has any arrangements or understandings with any person or persons with respect to any future employment by the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

                                IMPORTANT

  Your vote is important. Regardless of the number of shares of Commercial Federal common stock you own, please vote as recommended by your Board of Directors by taking these two simple steps:

  1. PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

  2. DO NOT RETURN ANY BLUE PROXY CARDS SENT TO YOU BY CAI.

    IF YOU VOTED CAI'S BLUE PROXY CARD BEFORE RECEIVING YOUR COMMERCIAL FEDERAL WHITE PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE SIMPLY BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD. THIS WILL CANCEL YOUR EARLIER VOTE SINCE ONLY YOUR LATEST DATED PROXY CARD WILL COUNT AT THE ANNUAL MEETING.

  If you own your shares in the name of a brokerage firm, only your broker can vote your shares on your behalf and only after receiving your specific instructions. Please call your broker and instruct him/her to execute a Commercial Federal WHITE proxy card on your behalf. You should also promptly sign, date and mail your WHITE proxy card when you receive it from your broker. Please do so for each separate account you maintain.

  You should return your WHITE proxy card at once to ensure that your vote is counted. This will not prevent you from voting in person at the meeting should you attend.

  IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

                          D.F. KING & CO., INC.

                             77 WATER STREET

                            NEW YORK, NY 10005

                         (212) 269-5550 (COLLECT)

                                    OR

                      CALL TOLL FREE (800) 714-3310

                         COMMERCIAL FEDERAL CORPORATION

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               NOVEMBER 21, 1995, ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby appoints Talton K. Anderson, Robert F. Krohn and James
P. O'Donnell, and each of them, with full power of substitution, as attorneys in fact, agents and proxies for the undersigned to vote all of the shares of Common Stock, par value $.01 per share, of COMMERCIAL FEDERAL CORPORATION (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn Central Convention Centre, "Holiday C" Meeting Room, 3321 South 72nd Street, Omaha, Nebraska on Tuesday, November 21, 1995 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Meeting").

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND "AGAINST" PROPOSAL 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. THERE IS CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS AND, UNLESS OTHERWISE INDICATED BY THE STOCKHOLDER, A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 WILL GIVE THE PROXIES DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND TO ALLOCATE SUCH VOTES IN FAVOR OF ONE OR MORE OF SUCH NOMINEES, AS THE PROXIES MAY DETERMINE.

  THE UNDERSIGNED HEREBY REVOKES ANY PREVIOUS PROXIES WITH RESPECT TO THE MATTERS COVERED BY THIS PROXY.

  PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID
                                   ENVELOPE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. The election as directors of all nominees listed below (except as marked to
   the contrary):  [_] FOR all nominees         [_] WITHHOLD AUTHORITY to
                       listed below             vote for all nominees below

         William A. Fitzgerald, Sharon G. Marvin and Michael T. O'Neil

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK "FOR" ABOVE AND WRITE THE NAME(S) OF THE NOMINEE(S) FOR WHICH YOU DO NOT WISH TO VOTE ON THE LINE BELOW.

--------------------------------------------------------------------------------

2. Board of Directors' proposal as described in the Corporation's Proxy
   Statement dated October 6, 1995.    [_] FOR    [_] AGAINST   [_] ABSTAIN

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

3. Stockholder proposal submitted by CAI Corporation as described in the Corporation's Proxy Statement dated October 6,
   1995.    [_] FOR     [_] AGAINST    [_] ABSTAIN

4. As directed by the Board of Directors, such other matters as may properly come before the Meeting.


                                       Signature(s) ___________________________


                                       ________________________________________

                                       Date                              , 1995
                                           ------------------------------------

                                       Please sign exactly as your name
                                       appears on this card. Joint owners
                                       should each sign personally. Corporation proxies should be signed in corporate name by an authorized officer. Executors, administrators, trustees or guardians should give their title when signing.

PLEASE SIGN, DATE AND PROMPTLY MAIL
YOUR PROXY.